UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2005

YOUNG BROADCASTING INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25042	13-3339681
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

599 Lexington Avenue

New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number:  (212) 754-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 6, 2005, the Registrant’s KWQC-TV television station entered into a new affiliation agreement with the NBC Television Network (“NBC”). The new NBC affiliation agreement, which is effective as of November 1, 2004, expires on January 1, 2015.

Item 8.01. Other Events.

On April 11, 2005, the Registrant issued a press release announcing (1) that it had received a commitment from certain lenders to amend and restate its existing senior credit facility and (2) that on that date it would commence (a) a cash tender offer for all of its $246,890,000 outstanding principal amount of 8-1/2% Senior Notes due 2008 (the “Notes”) and (b) a solicitation of consents to amend the indenture governing the Notes.  A copy of this press release is being furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(c)           Exhibits:

Exhibit No.	Description

99.1	Press Release dated April 11, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2005

YOUNG BROADCASTING INC.

By:

/s/ James A. Morgan

James A. Morgan

Executive Vice President